SMC Global Securities Limited

SMC Global Securities Limited
Condensed Consolidated Statements of Income
(Unaudited)

For the quarter ended June 30, (Rs. in thousands, except per share data)	2009	2010	2010 Convenience translation into US$
Revenues:
Commission income	297,832	380,366	8,196
Proprietary trading, net	316,238	246,746	5,317
Distribution income, net	6,382	15,815	341
Interest and dividends	57,468	50,342	1,085
Other income	1,153	584	13
Total revenues	679,073	693,853	14,952
Expenses:
Exchange, clearing and brokerage fees	313,958	261,895	5,643
Employee compensation and benefits	191,811	283,045	6,099
Information and communication	31,135	21,653	467
Advertisement expenses	50,183	17,820	384
Depreciation and amortization	27,306	39,211	845
Interest expense	17,073	29,796	642
General and administrative expenses	62,916	105,472	2,273
Total expenses	694,382	758,892	16,353
Earnings before income taxes	(15,309)	(65,039)	(1,401)
Income taxes	(5,113)	(17,489)	(377)
Earnings after income taxes	(10,196)	(47,550)	(1,024)
Share in profits of equity investee	(1,514)	(1,429)	(31)
Earnings before extraordinary gain	(11,710)	(48,979)	(1,055)
Extraordinary gain	—	—	—
Non controlling interest	774	(12,778)	(275)
Net income	(12,484)	(36,201)	(780)
Earnings per share:
Basic Earnings before extraordinary gain	(1.13)	(3.45)	(0.07)
Basic Extraordinary gain	—	—	—
Basic Net income	(1.13)	(3.45)	(0.07)
Weighted average number of shares used to compute basic and diluted earnings per share	10,758,783	10,478,387	10,478,387
Diluted Earnings before extraordinary gain	(1.13)	(3.31)	(0.07)
Diluted Extraordinary gain	—	—	—
Diluted Net income	(1.13)	(3.31)	(0.07)
Weighted average number of shares used to compute basic and diluted earnings per share	10,758,783	1,094,5758	10,945,758

The accompanying notes are an integral part of these financial statements

SMC Global Securities Limited

Condensed Consolidated Balance Sheets
(Unaudited)

As of (Rs. in thousands)	March 31, 2010	June 30, 2010	June 30, 2010 Convenience translation into US$
Assets
Cash and cash equivalents	78,447	88,772	1,913
Receivables from clearing organizations (net of allowance for doubtful debts of Rs Nil as of March 31, 2010 and Rs Nil as of June 30, 2010)	126,462	55,735	1,201
Receivables from customers (net of allowance for doubtful debts of Rs.76,384 as of March 31, 2010 and Rs. 76,384 as of June 30, 2010)	1,275,797	1,283,358	27,653

Due from related parties	125,697	114,581	2,469

Securities owned:

Marketable, at market value	1,751,136	1,728,637	37,247

Commodities, at market value	453,551	431,451	9,297

Derivatives assets held for trading	17,208	271,413	5,848

Investments	586,417	561,447	12,098

Deposits with clearing organizations and others	1,377,289	1,727,750	37,227

Property and equipment (net of accumulated depreciation of Rs. 281,420 as of March 31, 2010 and Rs. 311,982 as of June 30, 2010)	375,735	361,100	7,781
Intangible assets (net of accumulated amortization of Rs. 79,197 as of March 31, 2010 and Rs. 86,603 as of June 30, 2010)	75,082	137,534	2,963

Deferred taxes, net	173,945	206,326	4,446

Other assets	1,287,778	1,326,848	28,590
Total Assets	7,704,544	8,294,952	178,733
Liabilities and Shareholder’s Equity
Payable to broker-dealers and clearing organizations	37,746	175,815	3,788

Payable to customers	1,964,270	2,327,583	50,153

Derivatives held for trading	8,652	—	—

Accounts payable, accrued expenses and other liabilities	219,160	281,659	6,069

Due to related parties	3,521	6,191	133

Overdrafts and long term debt	1,162,983	1,251,292	26,962
Total Liabilities	3,396,332	4,042,540	87,105
Commitments and contingencies (Note 23)

The accompanying notes are an integral part of these financial statements

SMC Global Securities Limited

Condensed Consolidated Balance Sheets
(Unaudited)

As of (Rs. in thousands)	March 31, 2010	June 30, 2010	June 30, 2010 Convenience translation into US$
Shareholders' Equity
Common Stock	104,784	104,784	2,258

(15,000,000 common stock authorized; 10,478,387 and 10,478,387 equity shares issued and outstanding as of March 31, 2010 and June 30, 2010; par value Rs. 10)

Subscription received in advance	10,536	6,000	129

Additional paid in capital	2,779,175	2,779,175	59,883

Retained earnings	1,020,798	984,597	21,216

Other reserves	123,998	123,998	2,672

Accumulated other comprehensive income / (loss)	8,020	5,735	124
Total Shareholders' Equity	4,047,311	4,004,289	86,282
Non controlling interest	260,901	248,123	5,346
Total Liabilities and Shareholders' Equity	7,704,544	8,294,952	178,733

The accompanying notes are an integral part of these financial statements

SMC Global Securities Limited

Condensed Consolidated Statements of Cash Flows
(Unaudited)

For the quarter ended June 30, (Rs. in thousands)	2009	2010	2010 Convenience translation into US$
Cash flows from operating activities
Net profit	(12,484)	(36,201)	(780)
Adjustments to reconcile net profit to net cash provided/ (used) in operating activities:
Depreciation and amortization	27,306	39,211	845
Deferred tax expense / (benefit)	(40,023)	(32,381)	(698)
Share of loss in equity investee and extraordinary gain	1,514	1,429	31
(Gain)/Loss on sale of property and equipment	—	(383)	(8)
(Gain) / Loss on sale of investment	—	(3,996)	(86)
Fair value (gain) / loss on investment	—	3,160	67
Fair value (gain) / loss on trading securities	48,501	4,245	90
Minority Interest	774	(12,778)	(275)
Provision for gratuity	691	2,403	52
Changes in assets and liabilities:
Receivables from clearing organizations	14,075	70,727	1,524
Receivables from customers	753,857	(7,561)	(163)
Dues froim related parties	(168,243)	11,116	240
Dues to related parties	(639,683)	2,671	58
Securities owned	43,898	18,255	393
Commodities	(118,934)	22,099	476
Derivatives held for trading	(142,370)	(262,858)	(5,663)
Deposits with clearing organizations and others	(91,897)	(350,463)	(7,551)
Other assets	(114,106)	(39,070)	(842)
Membership in exchange	(2,790)	(65,510)	(1,412)
Payable to broker-dealers and clearing organizations	51,666	138,069	2,975
Payable to customers	163,919	363,313	7,828
Accrued expenses	89,274	60,096	1,295
Net cash used in operating activities	(135,055)	(74,407)	(1604)
Cash flows from investing activities
Purchase of property and equipment	(30,889)	(17,377)	(374)
Proceeds from sale of property and equipment	1,233	557	12
Purchase of investments	27,036	(53,214)	(1,147)
Proceeds from sale of investments	—	77,593	1,672
Acquisition of intangible assets	(4,856)	(4,347)	(94)
Acquisition of business, net of cash acquired	(10,000)	—	—
Net cash used in/from investing activities	(17,476)	3,212	69

SMC Global Securities Limited

Condensed Consolidated Statements of Cash Flows
(Unaudited)

For the quarter ended June 30, (Rs. in Thousands)	2009	2010	2010 Convenience translation into US$
Cash flows from financing activities

Net movement in overdrafts and long term debt	163,329	88,310	1903

Movement in other comprehensive income / (loss)	(9,152)	(2,285)	(49)

Subscription refunded	—	(4,536)	(98)
Net cash provided by financing activities	154,177	81,489	1,756
Effect of exchange rate changes on cash and cash equivalents	1,114	31	1
Net Increase / (decrease) in cash and cash equivalents during the period	2,760	10,325	222
Add : Balance as of beginning of the period	51,727	78,447	1,745
Balance as of end of the period	54,487	88,772	1,913

The accompanying notes are an integral part of these financial statements

SMC Global Securities Limited

Condensed Consolidated Statements of Changes in Shareholders’ Equity
(Unaudited)

Three months ended June 30, 2009

(Rs. in thousands)	Common Stock		Subscription received in advance	Additional Paid in Capital	Retained earnings	Other reserves	Accumulated other comprehensive income / (loss)	Non controlling interest	Total
	Shares	Par value
Balance as of March 31, 2009	8,992,146	89,921	—	1,999,726	746,913	—	(1041)	36,853	2,872,372

Issue of common share	1,375,240	13,753	—	100,280	—	—	(9,152)	—	104.881

Addition on amalgamation	—	—	—	353,953	454,020	—	—	—	807,973

Net income for the period	—	—	—	—	(12,484)	—	4,688	774	(7,022)
Balance as of June 30, 2009	10,367,386	103,674	—	2,453,959	1,188,449	—	(5,505)	37,627	3,778,204
Balance as of June 30, 2009 Convenience translation into US$		2,172	—	51,403	24,894	—	(116)	788	79,141

Three months ended June 30, 2010

(Rs. in thousands)	Common Stock		Subscription received in advance	Additional Paid in Capital	Retained earnings	Other reserves	Accumulated other comprehensive income / (loss)	Non controlling interest	Total
	Shares	Par value
Balance as of March 31, 2010	10,478,387	104,784	10,536	2,779,175	1,020,798	123,998	8,020	260,901	4,308,212

Subscription refunded	—	—	(4,536)	—	—	—	—	—	(4,536)

Net income for the period	—	—	—	—	(36,201)	—	(2,285)	(12,778)	(51,264)
Balance as of June 30, 2010	10,478,387	104,784	6,000	2,779,175	984,597	123,998	5,735	248,123	4,252,412
Balance as of June 30, 2010 Convenience translation into US$		2,258	129	59,883	21,216	2,672	124	5,346	91,628

The accompanying notes are an integral part of these financial statements

SMC Global Securities Limited

Notes to Condensed Financial Statements (Unaudited)
(Rs. in thousands, except per share data)
  Description of Business
SMC Global Securities Limited (the “Company” or “SMC Global”) is a limited liability company incorporated and domiciled in India. The Company is a trading member of the National Stock Exchange of India Limited (“NSE”) in the capital market and trading and clearing member in the futures and options market. Further, the Company is trading and clearing member of NSE and MCX Stock Exchange Limited in currency segment of the Exchange. Pursuant to amalgamation of SAM Global Securities Limited (“SAM”) with the Company, now the Company is also a trading member of the Bombay Stock Exchange Limited (“BSE”) in the capital market, trading and clearing member in the futures and options market and also provides depository participant services throughCentral Depository Services (India) Limited and National Securities Depository Limited. Its wholly owned subsidiary, SMC Comtrade is a trading and clearing member of National Commodity Exchange of India (“NCDEX”), Multi Commodity Exchange of India (“MCX”), Indian Commodity Exchange Limited (“ICEX”), National Multi Commodity Exchange of India Limited (“NMCE”) and NCDEX Spot Exchange & National Spot Exchange Limited (“NSEL”) in the commodity market. SMC Comex International, DMCC (“SMC Comex”), a wholly owned subsidiary of SMC Comtrade holds trading and clearing membership for Dubai Gold Commodity Exchange (“DGCX”) and SMC Insurance Brokers Private Limited is also wholly owned subsidiary of SMC Comtrade Limited holds direct insurance broking license from IRDA (Insurance & Regulatory Development Authority of India) in the life and non life insurance. The Company is a holding company of SMC Wealth Management Services which is engaged in the business of portfolio management consultancy. In the month of July 2008 and August, 2008 the Company has also become holding company of Moneywise Financial Services Private Limited, registered as Non- Banking financial Company with Reserve Bank of India (“RBI") and SMC Capitals Limited, registered as Category I Merchant Banker with SEBI respectively. The Company has formed a wholly owned subsidiary, SMC ARC Limited “SMC ARC” to enter into the business of asset reconstruction. SMC ARC is in the process of compliance of statutory requirements and for obtaining necessary regulatory approvals to commence the business.

During the fiscal year 2009-10, SMC Comtrade has acquired trading and clearing membership of NSEL and ICEX.

The Company’s shares are listed on the Delhi Stock Exchange, Ludhiana Stock Exchange, Ahmedabad Stock Exchange and Calcutta Stock Exchange in India. Pursuant to amalgamation of SAM with the Company, now the Company is also listed on the Guwahati Stock Exchange in India.

The Company engages in proprietary transactions and offers a wide range of financial services to meet client’s needs including brokerage services, clearing member services, distribution of financial products such as mutual funds and initial public offerings, wealth management and other financial services.
  Summary of Significant Accounting Policies
Basis of preparation

The consolidated financial statements include the accounts of SMC Global Securities Limited, its wholly-owned subsidiaries (‘Group’) and their equity affiliates. The statement of income includes the results of SMC Comtrade, SMC Wealth Management, SMC Capitals, SMC ARC, SMC Insurance, SMC Comex & Moneywise Financial from the date of acquisition. All significant intercompany transactions have been eliminated. The Group accounts for investments in entities that are not variable interest entities where the Group owns a voting or economic interest of 20% to 50% and/or for which it has significant influence over operating and financing decisions using the equity method of accounting. The Group’s equity in the profits/(losses) of affiliates is included in the statements of income unless the carrying amount of an investment is reduced to zero and the Group is under no guaranteed obligation or otherwise committed to provide further financial support.

The Group consolidates investments in which it holds, directly or indirectly, more than 50% of the voting rights or where it exercises control.

Interim financial information

The accompanying condensed consolidated financial statements of SMC Global Securities Limited and its wholly-owned subsidiaries (‘Group’) for the three months ended June 30, 2009 and 2010 are unaudited. In the opinion of management, the condensed consolidated financial statements include all adjustments that management considered necessary for a fair statement of its financial position, operating results and cash flows for the interim periods presented. Operating results and cash flows for interim periods are not necessarily indicative of results for the entire year. The Condensed Consolidated Balance Sheet as of March 31, 2010, was derived from audited financial statements, but does not include all disclosures required by accounting principles generally accepted ("GAAP") in the United States of America for full financial statements. These financial statements should be read in conjunction with the audited financial statements and notes thereto for the year ended March 31, 2010.

Use of Estimates

In preparing these financial statements, management makes use of estimates concerning certain assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and certain revenues and expenses during the reporting period. Estimates, by their nature, are based on judgment and available information. Therefore, actual results could differ from those estimates and could have a material impact on the financial statements, and it is possible that such changes could occur in the near term. Significant estimates and assumptions are used when accounting for certain items, such as but not limited to, valuation of securities, allowances for uncollectible accounts receivable, future obligations under employee benefit plans, useful lives of property and equipment, valuation allowances for deferred taxes and contingencies.

Foreign Currency and Convenience Translation

The accompanying financial statements are reported in Indian rupee (“INR” or “Rs.”). The Indian rupee is the functional currency for the Group and its affiliates, other than SMC Comex. The functional currency of SMC Comex is its local currency i.e. AED. Assets and liabilities of SMC Comex are translated at year-end/quarter-end rates of exchange, and income statement accounts are translated at weighted average rates of exchange for the year/quarter. Gains or losses resulting from foreign currency transactions are included in net income.

For the convenience of the reader, the financial statements as of and for the year ended June 30, 2010 have been translated into U.S. dollars (US$) at US$1.00 = Rs. 46.41 based on the spot exchange as on June 30, 2010 declared by the Federal Reserve Board, United States of America. Such translation should not be construed as representation that the rupee amounts have been or could be converted into U.S. dollars at that or any other rate, or at all. The convenience translation is unaudited.

Revenue Recognition

a) Proprietary Trading

Revenues from proprietary trading consist primarily of net trading income earned by the Group when trading as principal. Net trading income from proprietary trading represents trading gains net of trading losses. Proprietary revenue includes both realized and unrealized gains and losses. The profit and loss arising from all transactions entered into for the account and risk of the Group are recorded on a trade date basis.

Derivative financial instruments are used for trading purposes and carried at fair value. Market value for exchange-traded derivatives, principally futures and options is based on quoted market prices. The gains or losses on derivatives used for trading purposes are included in revenues from proprietary trading. Purchases and sales of derivative financial instruments are recorded on trade date. The transactions are recorded on a net basis when the legal right of offset exists.

b) Commission Income

Commission income is recognized on trade date basis as securities transactions occur. Commission income from insurance broking business is recognized on the logging in or placement of policies with the respective insurance company. The Group reports commission income on transactions as revenue on gross basis and reports commissions paid to sub brokers as commission expense.

c) Distribution Income

The Group earns distribution income on distribution of initial public offerings, mutual funds and other securities on behalf of the lead managers of those offerings, mutual funds and other securities. The Group’s primary obligation is distribution and collection of the subscription forms through its sub-broker network for which it is compensated by the lead managers. It recognizes distribution income net of distribution revenues attributable to sub-brokers when significant obligations have been fulfilled and the right to recognize revenue has been established.

d) Portfolio Management and Consultancy Services

The Group renders portfolio management services and management consultancy. It recognizes the fee income on an accrual basis in accordance with the terms of agreement and completion of service.

Securities Transactions

Securities owned consist of securities and derivative instruments used for trading purposes and for managing risk exposure in trading inventory. Proprietary security transactions are recorded on a trade date basis at fair value. Changes in fair value of securities (i.e., unrealized gains or losses) are recognized as proprietary trading revenues in the current period.

Marketable securities are valued at market value, based on quoted market prices and securities not readily marketable are valued at fair value as determined by management.

Investments

Equity securities held for purposes other than trading which do not have a readily determinable fair value, are accounted at cost or equity method of accounting subject to an impairment charge for any other than temporary decline in value. The impairment is charged to income statement. In order to determine whether a decline in value is other than temporary, the Group evaluates, among other factors, the duration and extent to which the value has been less than the carrying value, the financial condition of and business outlook for the investee, including key operational and cash flow indicators, current market conditions and future trends in the industry and the intent and ability of the Group to retain the investment for a period of time sufficient to allow for any anticipated recovery in value.

Cash and Cash Equivalents

Cash and cash equivalents consist of cash and highly liquid investments with maturities of 90 days or less at the date of acquisition.

Property and Equipment

Property and equipment are carried at cost less accumulated depreciation. Depreciation is provided over estimated useful life using the straight-line method. The estimated useful lives of assets are as follows:

Buildings	50 years
Equipment, vehicles and furniture	5 years
Computer hardware	3 years
Satellite equipment (“VSAT”)	10 years

Purchased Intangible Assets

Purchased intangible assets are amortized over their useful lives unless these lives are determined to be indefinite. Purchased intangible assets are carried at cost, less accumulated amortization. Amortization is computed over the estimated useful lives of three years using the straight-line method.

Impairment of Long-Lived Assets

Long-lived assets and certain identifiable intangible assets to be held and used are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of such assets may not be recoverable. Indefinite lived intangible assets are tested annually for impairment. Determination of recoverability of long-lived assets and certain identifiable intangible assets is based on an estimate of undiscounted future cash flows resulting from the use of the asset and its eventual disposition. Measurement of an impairment loss for long-lived assets and certain identifiable intangible assets that management expects to hold and use is based on the fair value of the asset. Long-lived assets and certain identifiable intangible assets to be disposed of are reported at the lower of carrying amount or fair value less costs to sell.

Receivables and Payables

Customer Receivables and Payables

Customer’s securities transactions are recorded on a settlement date basis. Receivables from and payables to customers include amounts due on cash transactions, including derivative contracts transacted on behalf of the Group’s customers. Securities owned by customers, including those that collateralize margin or other similar transactions, are not reflected on the financial statements.

Brokers-Dealers and Clearing Organizations Receivables and Payables

Amounts due from and due to other broker-dealers and clearing organizations include net receivables or payables arising from unsettled regular-way transactions, failed settlement transactions and commissions.

Allowance for Doubtful Accounts

Management estimates an allowance for doubtful accounts to reserve for potential losses from unsecured and partially secured customer accounts deemed uncollectible. The facts and circumstances surrounding each receivable from customers and the number of shares, price and volatility of the underlying collateral are considered by management in determining the allowance. Management continually evaluates its receivables from customers for collectability and possible write-off. The Group manages the credit risk associated with its receivables from customers through credit limits and continuous monitoring of collateral.

Membership in Exchanges

Exchange memberships owned by the Group are originally carried at cost. Adjustments to carrying value are made if the Group determines that an “other-than-temporary” decline in value has occurred. In determining whether the value of the exchange memberships the Group owns are impaired (that is, fair market value is below cost) and whether such impairment is temporary or other-than-temporary, the Group consider many factors, including, but not limited to, information regarding recent sale and lease prices of exchange memberships, historical trends of sales prices of memberships, the current condition of the particular exchange’s market structure, legal and regulatory developments affecting the particular exchange’s market structure, trends in new listings on the particular exchange, general global and national economic factors and the Group’s knowledge and judgment of the securities market as a whole.

Advertising Costs

The Group expenses all advertising costs, as incurred.

Employee Benefits

i) Provident Fund

In accordance with Indian law, employees are entitled to receive benefits under the Provident Fund, which is a defined contribution plan. Both the employee and the employer make monthly contributions to the plan at a predetermined rate (presently 12.0%) of the employees’ basic salary. These contributions are made to the fund administered and managed by the Government of India. The Group’s monthly contributions are charged to income in the period they are incurred. The Group has no further obligations under the plan beyond its monthly contributions.

ii) Gratuity Plan

The Group has a defined benefit retirement plan (the “Gratuity Plan”) covering all its employees in India. The Gratuity Plan provides a lump sum payment to vested employees at retirement or termination of employment based on the respective employee's salary and years of employment with the Group.

The Group provides for the Gratuity Plan on the basis of actuarial valuation. All actuarial gains or losses are expensed off in the year in which they arise.

The funded status of the Group’s retirement related benefit plan is recognized in the balance sheet. The funded status is measured as the difference between the fair value of plan assets and the projected benefit obligation at June 30, the measurement date.

Income Taxes

In accordance with the provisions of SFAS 109, "Accounting for Income Taxes", income taxes are accounted for under the asset and liability method. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statements carrying amounts of existing assets and liabilities and their respective tax bases and operating loss carry forwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in the statement of income in the period of enactment. Based on management’s judgment, the measurement of deferred tax assets is reduced, if necessary, by a valuation allowance for any tax benefits for which it is more likely than not that some portion or all of such benefits will not be realized. Due to the intent and the ability of the Group to receive dividends and/or to liquidate investments in a tax-free manner, the Group has not recorded a deferred tax liability on the undistributed earnings of equity accounted associates.

Earnings Per Share

In accordance with the provisions of SFAS 128, "Earnings Per Share", basic earnings per share is computed on the basis of the weighted average number of shares outstanding during the period. Now, the Company has dilutive securities and hence the basic and diluted earnings per share are different.

Recent Accounting Pronouncements

In June 2009, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update No. 2009-01, “Generally Accepted Accounting Principles” (ASC Topic 105) which establishes the FASB Accounting Standards Codification (“the Codification” or “ASC”) as the official single source of authoritative U.S. generally accepted accounting principles. All existing accounting standards are superseded. All other accounting guidance not included in the Codification will be considered non-authoritative. The Codification also includes all relevant Securities and Exchange Commission guidance organized using the same topical structure in separate sections within the Codification. Following the Codification, the FASB will not issue new standards in the form of Statements, FASB Staff Positions or Emerging Issues Task Force Abstracts. Instead, it will issue Accounting Standards Updates (“ASU”) which will serve to update the Codification, provide background information about the guidance and provide the basis for conclusions on the changes to the Codification. The Codification is not intended to change GAAP, but it will change the way GAAP is organized and presented. The Codification is effective for the Group’s second quarter financial statements and the principal impact on the financial statements is limited to disclosures as all future references to authoritative accounting literature will be referenced in accordance with the Codification. In order to ease the transition to the Codification, the Company is providing the Codification cross-reference alongside the references to the standards issued and adopted prior to the adoption of the Codification.

In September 2006, the FASB issued ASC 820-10 (SFAS No. 157, “Fair Value Measurements” (“SFAS 157”)). ASC 820-10 (SFAS 157) defines fair value, establishes a framework for measuring fair value, and enhances fair value measurement disclosure. In February 2008, the FASB issued ASC 820-10-15 (FASB Staff Position (“FSP”) 157-1), ASC 820-10 (“Application of FASB Statement No. 157”) removes certain leasing transactions from its scope. ASC 820-10-55 (FSP 157-2) delays the effective date of ASC 820-10 (SFAS 157) for all nonfinancial assets and nonfinancial liabilities, except for items that are recognized or disclosed at fair value in the financial statements on a recurring basis (at least annually), until the beginning of the first quarter of fiscal 2010. The adoption of ASC 820-10 (SFAS 157), effective April 1, 2009, for all nonfinancial assets and nonfinancial liabilities did not have a material impact on it’s results of operations or financial position.

In December 2007, the FASB issued ASC 810-10 (SFAS No. 160, “Non controlling Interests in Consolidated Financial Statement—Amendments of ARB No. 51”). The standard changes the accounting for non controlling (minority) interests in consolidated financial statements including the requirements to classify non controlling interests as a component of consolidated stockholders’ equity, and the elimination of “minority interest” accounting in results of operations with earnings attributable to non controlling interests reported as part of consolidated earnings. Additionally, ASC 810-10 (SFAS 160) revises the accounting for both increases and decreases in a parent’s controlling ownership interest. The Group adopted ASC 810-10 (SFAS 160) effective April 1, 2009.

In April 2008, the FASB issued ASC 350-30 (FSP FAS 142-3, “Determination of the Useful Life of Intangible Assets”). ASC 350-30 (FSP No. FAS 142-3) amends the factors that should be considered in developing renewal or extension assumptions used to determine the useful life of a recognized intangible asset under ASC 350-10 (SFAS No. 142 “Goodwill and Other Intangible Assets”) (“ASC 350-10”). ASC 350-30 (FSP No. FAS 142-3) became effective for the Group with its fiscal year beginning April 1, 2009 and did not have a significant impact on the Group’s consolidated financial statements.

In August 2009, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update (“ASU”) No. 2009-05, “Measuring Liabilities at Fair Value” (“ASU 2009-05”). The amendments in this ASU apply to all entities that measure liabilities at fair value and provides clarification that in circumstances in which a quoted price in an active market for the identical liability is not available, an entity is required to measure fair value using one or more techniques laid out in this ASU. The guidance provided in this ASU is effective for the first reporting period (including reporting periods) beginning after issuance. The Company does not expect the adoption of this ASU to have a material impact on its consolidated financial statements.
  Business Combination
The excess purchase price over those fair values is recorded as goodwill. Any negative goodwill being the excess of fair value of the acquired net assets over cost is initially adjusted in accordance with SFAS 141R “Business Combinations” against the values assigned to specified assets and the unadjusted balance is recognized as an extraordinary gain. The fair value assigned to assets acquired is based on valuations using management's estimates and assumptions.

The company has subscribed 1,000,000 shares (Face value of Rs.10) of its subsidiary SMC Capitals Limited through fresh issue as on April 1, 2009 after this allotment the ownership of the company raised to 97.18%. The company has also acquired the balance 100,000 shares (Face value of Rs. 10) of SMC Capitals Limited as on February 25, 2010, resulting the ownership of 100%. On acquiring this minority interest, company has earned an extra ordinary gain of Rs. 192 in the financial year 2009-10.

The company has acquired balance 1,114,650 shares (Face value of Rs.10) of Moneywise Financial Services Pvt. Limited as on July 1, 2009 for a consideration of Rs. 22,293/- resulting it a 100% subsidiary of the company. On acquiring minority interest, company has earned an extra ordinary gain of Rs. 13,693 in the financial year 2009-10.

The Group allocates the purchase price of its acquisitions to the tangible assets, liabilities and intangible assets acquired, based on their estimated fair values. The excess purchase price over those fair values is recorded as goodwill. Any negative goodwill being the excess of fair value of the acquired net assets over cost is initially adjusted in accordance with SFAS 141 “Business Combinations” against the values assigned to specified assets and the unadjusted balance is recognized as an extraordinary gain. The fair value assigned to assets acquired is based on valuations using management's estimates and assumptions.

Unaudited pro forma financial information

The unaudited financial information in the table below summarizes the combined results of operations of SMC Global, SMC Comtrade, SMC Capital, SMC Wealth and Moneywise Financial on a pro forma basis, as though the companies had been combined as of the beginning of each of the periods presented. The pro forma financial information is presented for information purpose only and is not indicative of the results of operations that would have been achieved if the acquisition or dilution had taken place at the beginning of each of the periods presented. The pro forma financial information for all periods presented also includes adjustments to depreciation on acquired property and equipment, amortization charges from acquired intangible assets.

Quarter ended, June 30	2009	2010	2010
			US $
Total revenue	679,073	693,853	14,952
Earnings before extraordinary gain	(7,472)	(36,201)	(780)
Net income	(7,472)	(36,201)	(780)
Earnings per share before extraordinary gain	(0.83)	(3.45)	(0.07)
Earnings per share	(0.83)	(3.45)	(0.07)
  Deposits with Clearing Organizations and Others
SMC Global is a member of the clearing organization at which it maintains cash on deposits required for the conduct of its day-to-day clearance activities. The Group also maintains deposits with its bankers as margin for credit facilities availed.
  Receivables from Exchange and Clearing Organizations
As of	March 31, 2010	June 30, 2010	June 30, 2010
			US $
Receivable from clearing organizations	126,462	55,735	1,201
Total	126,462	55,735	1,201
  Securities Owned
Securities consist of trading securities at market values, as follows:

As of	March 31, 2010	June 30, 2010	June 30, 2010
			US $
Equity shares	1,751,136	1,728,637	37,247
Total	1,751,136	1,728,637	37,247
  Derivatives assets held for trading
These consist of exchange traded futures and options at market values, as follows:

As of	March 31, 2010	June 30, 2010	June 30, 2010
			US $
Exchange traded derivatives held for trading	17,208	271,413	5,848
Total	17,208	271,413	5,848
  Other Assets
Other assets consist of:

As of	March 31, 2010	June 30, 2010	June 30, 2010
			US $
Advance to BCCL	602,736	592,108	12,758
Prepaid expenses	27,215	26,270	566
Security deposits	59,144	69,881	1,506
Advance tax, net	109,178	4,374	94
Others	489,505	634,215	13,666
Total	1,287,778	1,326,848	28,590

Advances to BCCL reflect the amount paid as advance against advertisement expenses to Bennett Coleman & Co Limited for the period of five year ending on April 14, 2013.

Prepaid expenses primarily include the un-expired portion of annual rentals paid for use of leased telecommunication lines, insurance premiums and bank guarantee charges.

Security deposits primarily include deposits for telecommunications, VSAT and assets taken on operating lease.

Advance tax primarily includes taxes paid to Indian taxation authorities for income tax and service tax, net off amount of provision for income tax.

Others primarily include advances paid for property being taken on lease, connectivity, advertisement and legal expenses.
  Property and Equipment
Property and equipment consist of:

As of	March 31, 2010	June 30, 2010	June 30, 2010 US $
Land	10,022	10,022	216
Building	64,637	64,637	1,393
Equipment	95,396	99,141	2,136
Furniture and Fixture	167,659	169,065	3,643
Computer Hardware	255,750	263,164	5,671
Vehicle	27,516	30,648	660
Satellite Equipment	36,175	36,405	784
Total property and equipment	657,155	673,082	14,503
Less: Accumulated depreciation	281,420	311,982	6,722
Total property and equipment, net	375,735	361,100	7,781

Depreciation expense amounted to Rs. 21,281 and Rs. 31,807 for the quarter ended June 30, 2009 and 2010 respectively.

Property and equipment includes following assets under capital lease:

As of	March 31, 2010	June 30, 2010	June 30, 2010 US $
Vehicle	4,775	8,790	190
Total leased property and equipment	4,775	8,790	190
Less: Accumulated depreciation	915	1,285	28
Total leased property and equipment, net	3,860	7,505	162
  Intangible Assets
Intangible assets consist of:

As of	March 31, 2010	June 30, 2010	June 30, 2010 US $
Intangible assets subject to amortization
Software	115,105	119,453	2,574
Customer relationship	7,500	7,500	162
Intangible assets not subject to amortization
Goodwill	1,500	1,500	32
Membership in exchanges	30,174	95,684	2,061
Total intangible assets	154,279	224,137	4,829
Less: Accumulated amortization	79,197	86,603	1,866
Total intangible assets, net	75,082	137,534	2,963

Amortization expense amounted to Rs. 6,025 and Rs. 7,404 for the quarters ended June 30, 2009 and 2010 respectively.
  Investments
Investments consist of:

As of	March 31, 2010	June 30, 2010	June 30, 2010 US $
Investments accounted for by equity method	170,440	169,011	3,642
Trading Investment	372,671	302,593	6,520
Other investment	43,306	89,843	1,936
Total	586,417	561,447	12,098

As part of its corporate strategy and in the normal course of its business, the Group makes investments in the equity of companies which are engaged in businesses similar to Group’s core business.

SMC Global holds 49,000 shares, representing 40% interest in Trackon Telematics Pvt. Ltd. The Group accounts for its investment in Trackon Telematics Pvt. Ltd. under equity method of accounting. The carrying amount of equity investments without readily determinable market value is Rs. 13,883 as on June 30, 2010.

The group has entered into the business of asset management along with Sanlam Investment Management Company Limited through equity participation. The Company has invested Rs. 159,900 to acquire 15,990,000 equity shares of Sanlam Investment Management (India) Limited representing 39% interest. The Group accounts for its investment in Sanlam Investment Management (India) Limited under equity method of accounting. The carrying amount of equity investments without readily determinable market value is Rs. 151,203 as on June 30, 2010. Further, the Company has invested Rs. 3,900 to acquire 390,000 equity shares of Sanlam Trustee Company (India) Limited representing 39% interest. The Group accounts for its investment in Sanlam Trustee Company (India) Limited under equity method of accounting. The carrying amount of equity investments without readily determinable market value is Rs. 3,925 as on June 30, 2010.

Trading investment as of June 30, 2010 Rs. 302,593 includes investment in shares, mutual fund and derivatives and include net unrealized gain/(loss).
  Overdrafts and Long Term Debt
Bank Overdrafts

The Group’s debt financing is generally obtained through the use of overdraft facilities from banks. The interest rates on such borrowings reflect market rates of interest at the time of the transactions. The balance of these facilities was Rs. 1,021,815 and Rs. 1,160,184 as of March 31, 2010 and June 30, 2010, respectively, at average effective interest rates of 8.73% and 7.77%, respectively. Deposits have been pledged by the Group with bankers to secure these debts. These deposits are classified in the balance sheet under “Deposits with clearing organizations and others”.

Book Overdraft

Book overdrafts were Rs. 138,526 and Rs. 85,709 at March 31, 2010 and June 30, 2010, respectively.

Long Term Debt

Long term debt outstanding comprises of loans taken against vehicles. The long term debt was Rs. 2,642 and Rs. 5,399 at March 31, 2010 and June 30, 2010, respectively, at average effective interest rates of 9.6% and 9.7%, respectively. Long term debt is secured by hypothecation of vehicles.
  Net Capital Requirements
The Group is subject to regulations of SEBI and stock exchanges, which specifies minimum net capital requirements. The net capital for this purpose is computed on the basis of the information contained in Company’s statutory books and records kept under accounting principles generally accepted in local jurisdiction. The Company submits periodic reports to the regulators.

SMC Global is subject to regulations of SEBI, NSE and BSE in India. The Company is required to maintain net capital of Rs. 100,000 in NSE and Rs. 30,000 in BSE. As of March 31, 2010 and June 30, 2010, the net capital as calculated in the periodic reports was Rs. 1,147,891 and Rs 1,204,898, which was in excess of its net capital requirement.

SMC Comtrade is subject to regulations of MCX, NCDEX, ICEX, NMCE, NCDEX Spot and NSEL in India, which specifies minimum net capital requirements of Rs. 70,000 in aggregate. As of March 31, 2010 and June 30, 2010, the net capital as calculated in the periodic reports was Rs. 442,617 and Rs. 444,478, which was in excess of its net capital requirement.

SMC Comex is subject to regulations of DGCX in Dubai. The Company is required to maintain net capital of USD 350 thousand which is equivalent to Rs. 16,244. As of March 31, 2010 and June 30, 2010, the net capital as calculated in the periodic reports was Rs. 16,324 and Rs. 22,177, which was in excess of its net capital requirement.

SMC Capital is subject to regulations of SEBI in India. The Company is required to maintain net capital of Rs. 50,000. As of March 31, 2010 and June 30, 2010, the net capital as calculated in the periodic reports was Rs. 50,055 and Rs. 50,985, which was in excess of its net capital requirement.
  Exchange, Clearing and Brokerage fees
As per regulations in India, specified securities transactions are liable for securities transaction tax (“STT”). Until March 31, 2008, under the Indian Income Tax Act, the Company can set-off the amount paid for STT towards its liability for taxes on income arising from taxable securities transactions. By the amendment in Indian Finance Act 2008, STT has been allowed to set off as expenses for the year ended March 31, 2009 and March 31, 2010. STT charged to expense amounted to Rs. 492,296 and Rs. 97,723for the year ended March 31, 2010 and quarter ended June 30, 2010 respectively.
  Payable to Broker Dealers and Clearing Organizations
As of	March 31, 2010	June 30, 2010	June 30, 2010 US $
Payable to clearing organizations	29,224	121,080	2,609
Commission payable	8,522	54,735	1,179
Total	37,746	175,815	3,788
  Accounts Payable, Accrued Expenses and Other Liabilities
As of	March 31, 2010	June 30, 2010	June 30, 2010 US $
Security deposits	25,974	25,994	560
Accrued expenses	95,952	104,194	2,245
Other liabilities	20,924	39,287	847
Provision for gratuity	16,599	19,002	409
Salary payable	44,913	42,320	912
Others	14,798	50,862	1,096
Total	219,160	281,659	6,069

Security deposits primarily include deposits taken from sub-brokers for satellite equipment and deposits from employees.

Other liabilities primarily include statutory liabilities payable to Indian tax authorities and other staff welfare funds.

Others primarily include revenue received in advance and provision for leave encashment.
  Distribution Income
The net distribution income comprises of:

As of	June 30, 2009	June 30, 2010	June 30, 2010 US $
Gross distribution revenue	20,190	54,349	1,171
Less: Distribution revenues attributable to sub-brokers	13,808	38,534	830
Net distribution income	6,382	15,815	341
  Employee benefits
The Gratuity Plan

Net gratuity cost for the three months ended June 30, 2009 and 2010 comprises the following components:

Quarter ended June 30,	2009	2010	2010 US $
Service cost	1375	2,263	49
Interest cost	161	198	4
Amortization	(845)	(58)	(1)
Net gratuity costs	691	2,403	52

Provident Fund

The Group’s contribution towards the provident fund amounted to Rs. 2,002 and Rs. 5,380 for the quarter ended June 30, 2009 and 2010 respectively.
  Income Taxes
The effective tax rate was 33.99% and 33.22 % in the first quarter of year 2009 and 2010 respectively.

The Group’s major tax jurisdiction is India. In India, the assessment is not yet completed for the financial year 2008-09 and onwards. The Group continues to recognize interest and penalties related to income tax matters as part of the income tax provision.
  Collateral and Significant Covenants
The Group has provided its assets as collateral for credit facilities availed from banks and for margin requirements with exchanges. Amounts that the Group has pledged as collateral, which are not reclassified and reported separately, consist of the following:

As of	March 31, 2010	June 30, 2010	June 30, 2010 US $
Fixed deposits	1,301,329	1,636,101	35,254
Securities owned	960,062	784,796	16,910
Total	2,261,391	2,420,897	52,164

The fixed deposits are classified in the balance sheet under “Deposits with clearing organizations and others”.

State Bank of Bikaner and Jaipur, one of the bankers to the Group, has created first pari-passu charge over the current assets of SMC Group (‘Group’), as a security for credit facilities provided to the Group.

Canara Bank, one of the bankers to the Group, has created first charge over book debts, outstandings, money receivables, claims, and equitable mortgage on specified office building for credit facilities provided to the Group. The bank also has charge on advances against cheques/ drafts or bill of exchange whatever may be the tender thereof drawn, accepted or endorsed by the Group with or without documents such as railway receipts, lorry receipts, air way bill, post parcel, bill of lading or any other document of title to the goods, invoices, etc.

Oriental Bank of Commerce, one of the bankers to the Group, has created equitable mortgage on specified property together with all buildings, super structures, property and equipment constructed or to be constructed, installed and or to be installed and all accretions there to, for credit facilities provided to the Group. The company has filed satisfaction of charge on June 18, 2010 but the necessary order for condonation of delay is pending with Company Law Board (CLB).

Dena Bank, one of the bankers to the Group, has created charge over goods, book debts, movable assets, for credit facilities provided to the Group.

The Federal Bank Limited, one of the bankers to the Group, has created charge over Term Deposit for credit facilities provided to the Group.

Punjab National Bank, one of the bankers to the Group, has created equitable mortgage on specified property, for credit facilities provided to the Group. The charge has got satisfied on May 20, 2010.

The Company has obtained overdraft facility against pledge of shares from Kotak Mahindra Bank, Kotak Mahindra Prime Ltd, Morgan Stanley, Citi Bank and HDFC Bank. The Company has obtained overdraft facility against pledge of Term Deposits from HDFC Bank. The Company has obtained short term loan against pledge of term deposits from ICICI Bank.

SMC Global has executed an undertaking in favour of Yes Bank, one of the bankers to the Group, agreeing to continue to maintain more than 26.0% holding in SMC Comtrade.
  Concentration
The following table gives details in respect of percentage of commission income generated from top two, five and ten customers:

Quarter ended June 30, (in %)	2009	2010
Revenue from top two customers	1.68	1.63
Revenue from top five customers	3.16	3.07
Revenue from top ten customers	4.44	4.94
  Segment
The Group follows the provisions of SFAS 131 “Disclosures about Segments of an Enterprise and Related Information”. SFAS 131 establishes standards for reporting information regarding operating segments in annual financial statements and requires selected information for those segments to be presented in interim financial reports issued to stockholders.

The Group has recognized the following segments on the basis of Business activities carried on (including by its subsidiaries), in respect of which financial statements are consolidated with the financial statements of the Company.

The accounting policies of the segments are the same as those described in note 2 – Summary of Significant Accounting Policies. Revenues and expenses are directly attributable to segments. Management evaluates performance based on stand-alone revenues and earnings after taxes for the companies in Group. The Group’s operations and customers are primarily based in India.

Quarter ended June 30,	2010
	Capital and derivatives markets	Commodities	Insurance	Wealth Management	NBFC Services	Merchant Banking	ARC	Elimination	Total	US $
Revenue from external customer excluding interest income	437,562	104,130	80,905	17,370	(3,499)	9,506	835	(3,298)	643,511	13,867
Earnings after taxes	(12,843)	10,850	(17,939)	(25,555)	(1,901)	(401)	239	—	(47,550)	(1,024)
Total assets	7,498,715	1,000,292	250,638	519,102	538,677	66,179	25,377	(1,604,028)	8,294,952	178,733

Quarter ended June 30,		2009
	Capital and derivatives markets	Commodities	Insurance	Wealth Management	NBFC Services	Merchant Banking	Elimination	Total	US $
Revenue from external customer excluding interest income	516,879	58,204	33,902	1,455	9,628	1,537	—	621,605	13,021
Earnings after taxes	39,771	(1,534)	(39,252)	(8,475)	6,851	(7,557)	—	(10,196)	(214)
Total assets	6,263,449	606,652	142,853	43,667	418,958	57,712	(737,182)	6,796,109	133,598
  Commitments and Contingent Liabilities
a) Operating Leases

SMC Global has certain operating leases for office premises. Rental expenses for operating leases are accounted for on a straight line method. Rental expense amounted to Rs. 135,628 and Rs. 38,480 for the year ended March 31, 2010 and quarter ended June 30, 2010 respectively. There are no non-cancelable lease arrangements.

b) Guarantees

As of March 31, 2010 and June 30, 2010, guarantees of Rs 2,835,275 and Rs. 1,815,525 are provided by various banks to exchange clearing houses and sale tax authorities for the Group, in the ordinary course of business, as a security for due performance and fulfillment by the Group of its commitments and obligations.

The initial term of these guarantees is generally for a period of 12 to 15 months. The bankers charge commission as consideration to issue the guarantees. The commission charged generally is in the range of 1.0% to 1.3% of the guarantee amount. The Group recognizes commission expense over the period of the guarantee and classify in the income statement under ‘interest expense’. The unamortized commission expense is included in prepaid expenses and classified in the balance sheet under “other assets”. The potential requirement for the Group to make payments under these agreements is remote. Thus, no liability has been recognized for these transactions. The fair value of the guarantees is considered to be insignificant given the risk of loss on such guarantees at the date of its inception and, therefore, no amount was recognized towards fair value of guarantees given in the financial statements on the inception date.

c) Litigation

The Group is involved, from time to time, in investigations and proceedings by governmental and regulatory agencies, certain of which may result in adverse judgments, fines or penalties. Factors considered by management in estimating the Group’s reserves for these matters are the merits of the claims, the total cost of defending the litigation, the likelihood of a successful defense against the claims, and the potential for fines and penalties from regulatory agencies. As litigation and the resolution of regulatory matters are inherently unpredictable, the Group cannot predict with certainty the ultimate loss or range of loss related to matters where there is only a reasonable possibility that a loss may be incurred. The Group believes, based on current knowledge and after consultation with legal counsel, that the resolution of loss contingencies will not have a material adverse effect on the financial statements of the Group.

Show Cause Notice No. ISD/SR/AS/ASR/SCN/195644/2010 dated Feb 18, 2010

SEBI appointed an adjudicating officer to inquire into and adjudge under SEBI Act and Regulations in the trading of scrip of Vipul Ltd against SAM Global Securities Ltd. SEBI has alleged that SAM Global executed structured trades in the said scrip on behalf of its clients. (SAM Global Securities Limited has merged with SMC Global Securities Limited vide the order of the Hon’ble High Court of Delhi dated 26-02-2009.)

The Company has filed a reply with SEBI in response to the SCN, denying having done any possible structured deals. The Company has submitted that the trades in scrip of Vipul Ltd. were executed in the normal and usual course of business through the systems of exchange. The company has made its oral and written submissions before the Adjudicating officer through representative and SEBI has denied all the charges levelled against the company. However no order has been passed in the matter.

Note: Except the show cause notice No. ISD/SR/AS/ASR/SCN/195644/2010 dated Feb 18, 2010 all the inquiry and investigation matters initiated by the SEBI has been closed / disposed off in terms of consent orders of different dates.
  Subsequent Events
The Company has issued 467,371 warrants @ Rs. 265 per warrant convertible into equal number of shares, amounting in aggregate to 5% of post conversion equity, on exercise of option to convert by SIM on further payment of Rs. 2,388 per share, through private placement on preferential basis. The last date for warrant conversion has been extended from 30th June 2010 to 31st August 2010.